Exhibit 24.1

POWER OF ATTORNEY

Each director and officer of Huntington Bancshares Incorporated (the Corporation), whose signature appears below hereby appoints Richard A. Cheap, Stephen D. Steinour, and David S. Anderson, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Annual Report on Form 10-K (the Annual Report) for the fiscal year ended December 31, 2013, and likewise to sign and file any amendments, including post-effective amendments, to the Annual Report, and the Corporation hereby also appoints such persons as its attorneys-in-fact and each of them as its attorney-in-fact with like authority to sign and file the Annual Report and any amendments thereto in its name and behalf, each such person and the Corporation hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of February 14, 2014.

DIRECTORS/OFFICERS:

Signature / Title

/s/ Stephen D. Steinour Stephen D. Steinour Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)	/s/ Richard W. Neu Richard W. Neu Director

/s/ David S. Anderson David S. Anderson Executive Vice President and Interim Chief Financial Officer (Principal Financial and Accounting Officer)	/s/ David L. Porteous David L. Porteous Director

/s/ Don M. Casto III Don M. Casto III Director	/s/ Kathleen H. Ransier Kathleen H. Ransier Director

/s/ Ann B. Crane Ann B. Crane Director

/s/ Steven G. Elliott Steven G. Elliott Director

/s/ Michael J. Endres Michael J. Endres Director

/s/ John B. Gerlach, Jr. John B. Gerlach, Jr. Director

/s/ Peter J. Kight Peter J. Kight Director

/s/ Jonathan A. Levy Jonathan A. Levy Director